Exhibit 5.2


       [Letterhead of Cleary, Gottlieb, Steen & Hamilton]





Writer's Direct Dial: (212) 225-2632
E-Mail: dlopez@cgsh.com

                                    July 9, 1998


Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan 48034

Federal-Mogul Financing Trust
26555 Northwestern Highway
Southfield, Michigan 48034


Ladies and Gentlemen:

           We have acted as counsel to Federal-Mogul Corporation, a Michigan corporation (the "Company"), and Federal-Mogul Financing Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of resales of (i) the 7% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") representing undivided beneficial interests in the assets of the Trust issued pursuant to an amended and restated declaration of trust dated as of December 1, 1997 (the "Declaration") by the trustees and administrators of the Trust, the Company, as trust sponsor, and the holders from time to time of undivided beneficial interests in the Trust, (ii) the 7% Convertible Junior Subordinated Debentures due 2027 (the "Convertible Subordinated Debentures") of the Company issued under an indenture dated as of December 1, 1997, as supplemented by a supplemental indenture dated as of December 1, 1997 (as such indenture is so supplemented, the "Indenture") between the Company and The Bank of New York, as trustee, (iii) the Convertible Preferred Securities Guarantee Agreement dated as of


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December 1, 1997 (the "Guarantee") executed by the Company and
The Bank of New York, as trustee for the benefit of the holders from time to time of the Convertible Preferred Securities, and
(iv) the shares of the Company's common stock without par value (the "Common Stock"), into which the Convertible Subordinated Debentures are convertible. The Convertible Preferred Securities, the Convertible Subordinated Debentures, the Guarantee and the Common Stock are being registered under a registration statement of the Company and the Trust (File No. 333-53853) on Form S-3 (the "Registration Statement") under the Act which has been filed with the Securities and Exchange Commission.

           We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of all such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Convertible Subordinated Debentures in global form have been duly authenticated in accordance with the terms of the Indenture.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. The Convertible Subordinated Debentures are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

           2. The Guarantee is a valid, binding and enforceable agreement of the Company.

           Insofar as the foregoing opinions related to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Trust, (a) we have assumed that the Company and the Trust and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Trust regarding matters of the laws of the State of New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

           The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New
York.


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p. 3

           We are furnishing this opinion letter to the Company and the Trust solely for your benefit in connection with the filing of the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                        Very truly yours,

                        CLEARY, GOTTLIEB, STEEN & HAMILTON




                        By        /s/ David Lopez
                          ---------------------------------
                               David Lopez, a Partner